EXECUTION COPY

AMENDMENT NO. 1
TO MASTER REPURCHASE AGREEMENT
Amendment No. 1 dated as of December 2, 2015 (this “Amendment”), among STERLING NATIONAL BANK (the “Buyer”) and M/I FINANCIAL, LLC (the “Seller”).
RECITALS
The Buyer and the Seller are parties to that certain Amended and Restated Master Repurchase Agreement, dated as of November 3, 2015 (the “Existing Repurchase Agreement”; as amended by this Amendment, the “Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.
The Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.
Accordingly, the Buyer and the Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1.Temporary Amendment. For purposes of this Amendment, this Section 1 will be effective only during the period beginning December 2, 2015 through and including February 1, 2016 (the “Increased Funding Period”).
1.1    Maximum Purchase Price. Section 2 of Schedule 2 of the Existing Repurchase Agreement is hereby temporarily amended, which amendment shall be effective solely during the Increased Funding Period, by deleting the definition of “Maximum Purchase Price” and replacing it with the following:
“Maximum Purchase Price” shall mean $20,000,000.

SECTION 2. Conditions Precedent. This amendment shall become effective as of December 2, 2015 (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:
2.1    Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:
(a)    this Amendment, executed and delivered by duly authorized officers of the Buyer and the Seller; and
(b)    such other documents as the Buyer or counsel to the Buyer may reasonably request.
SECTION 2.    Representations and Warranties. Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Existing Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred and is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 11 of the Existing Repurchase Agreement.
SECTION 3.    Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment by the Buyer.
SECTION 4.    Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.
SECTION 5.    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

[Remainder of page intentionally left blank]
IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer:	STERLING NATIONAL BANK
By: Name: Title:
Seller:	M/I FINANCIAL, LLC
By: Name: Title: